UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2023

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Drive
Post Office Box 98510
Las Vegas, Nevada
(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2023, Centuri Group, Inc. (“Centuri”), a wholly owned subsidiary of Southwest Gas Holdings, Inc. (the “Company”), and Centuri Canada Division Inc. entered into Amendment No. 3 (“Amendment No. 3”) to the Second Amended and Restated Credit Agreement, dated as of August 27, 2021 (as amended, the “Centuri Credit Facility”), with the lenders thereto, and Wells Fargo Bank, National Association, as administrative agent.

Amendment No. 3 amends the financial covenants of the Centuri Credit Facility to decrease the minimum interest coverage ratio during the fiscal quarters ending March 31, 2024 through December 31, 2024 to 2.00 to 1.00. Amendment No. 3 also increases the maximum net leverage ratio financial covenant for the fiscal quarters ending March 31, 2024 through September 30, 2024 to 5.50 to 1.00 and for the fiscal quarter ending December 31, 2024 to 5.00 to 1.00. In addition, Amendment No. 3 provides that, in the event that a “Qualified IPO” (as defined therein) is consummated prior to March 31, 2025, the maximum net leverage ratio financial covenant will be reduced based on the amount of net proceeds received from such Qualified IPO. The terms of the Centuri Credit Facility otherwise remain unchanged.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 3, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Second Amended and Restated Centuri Credit Agreement

104	Cover Page formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

November 15, 2023	/s/ Robert J. Stefani
Robert J. Stefani
Senior Vice President/Chief Financial Officer